UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 30, 2004

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2004, Danaher Corporation announced that Daniel Raskas is joining Danaher as Vice President-Corporate Development.  In connection with his appointment, on September 30, 2004, Danaher entered into a Severance Agreement with Mr. Raskas.  The Severance Agreement is attached as Exhibit 10.1 to this Form 8-K.  Pursuant to the terms of the Severance Agreement, if Mr. Raskas’ employment is terminated by Danaher without cause or Mr. Raskas resigns his employment with Danaher for good reason prior to December 31, 2005, Danaher will pay Mr. Raskas twenty thousand dollars a month through December 31, 2005 or for six months, whichever is longer; provided, however, that in the event Mr. Raskas does not receive all of his severance pay under the Noncompetition Agreement executed between Danaher and Mr. Raskas on September 30, 2004, described below (the “Noncompetition Agreement”), the severance period under the Severance Agreement will be through December 31, 2005 or for twelve months, whichever is longer.  All payments under the Severance Agreement are conditioned on execution of Danaher’s standard release at the time of termination.  Mr. Raskas is also entitled to continue his health benefits during the period he receives payments under the Severance Agreement.

In addition, on September 30, 2004 Danaher entered into a Noncompetition Agreement with Mr. Raskas, which is attached as Exhibit 10.2 to this Form 8-K.  Under the terms of the Noncompetition Agreement, Mr. Raskas agrees, during the term of his employment with Danaher and for a period of one year following termination of his employment, not to compete with Danaher anywhere in the United States, not to sell to, offer to sell to or solicit certain customers of Danaher, and not to hire or solicit any employees of Danaher or otherwise encourage any employees of Danaher to leave Danaher.  The Noncompetition Agreement also contains obligations of Mr. Raskas relating to nondisclosure of confidential informatiom, works-made-for-hire and assignment of intellectual property, and nondisparagement.  In consideration of Mr. Raskas’ obligations under the agreement, Danaher agrees that if Danaher terminates Mr. Raskas’ employment without cause prior to the termination of the agreement, Danaher will pay Mr. Raskas severance equal to nine months salary (at the rate in effect at the time of termination) and an additional three months salary if Mr. Raskas executes a standard release at the time of termination, subject to certain clawback provisions in the event Mr. Raskas breaches the agreement.

ITEM  9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits:

10.1     Severance Agreement dated September 30, 2004 by and between Danaher Corporation and Daniel Raskas

10.2     Noncompetition Agreement dated September 30, 2004 by and between Danaher Corporation and Daniel Raskas

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated September 30, 2004 by and between Danaher Corporation and Daniel Raskas

10.2	Noncompetition Agreement dated September 30, 2004 by and between Danaher Corporation and Daniel Raskas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

	By:	/s/ Patrick W. Allender
		Name:	Patrick W. Allender
		Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: October 4, 2004